Exhibit 10.20

THIRD AMENDED CONTRACT MANUFACTURING AGREEMENT
This Third Amended Contract Manufacturing Agreement (the "Agreement") is entered into as of January 1, 2024 (the "Effective Date"), by and between The Honest Company, Inc., a Delaware corporation, having a principal place of business at 12130 Millennium Drive, Suite 500, Los Angeles, California 90094 ("Honest"), and Valor Brands LLC, a.k.a. Ontex, a limited liability company organized and existing under the laws of the State of Delaware, having a principal place of business at 5900 Windward Pkwy # 100, Alpharetta, GA 30005 ("Supplier"). Honest and Supplier shall hereinafter be individually referred to as a "Party" and, collectively, as the "Parties."
RECITALS

A.Honest is engaged in the development, distribution and marketing of consumer products.
B.Supplier and/or its Affiliates (defined below) are engaged in the manufacture, sale and distribution of certain consumer products.
C.Honest and Supplier are parties to the “Second Amended Contract Manufacturing Agreement” dated January 1, 2019, by which Supplier manufactures and supplies certain consumer products to Honest, which agreement is set to expire on December 31, 2023 (the “Original Agreement”).
D.Honest and Supplier desire to enter into this Agreement governing the supply of Product (defined below) upon the terms and conditions contained herein.
E.This Agreement shall supersede and replace in its entirety that “Second Amended Contract Manufacturing Agreement” dated January 1, 2019 as amended.

Now, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1 DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

1.1“Affiliates” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a Party, regardless of whether such Affiliate is or becomes an Affiliate on or after the Effective Date. An individual, party, corporation or other business entity of any kind ("Person") shall be deemed to "control" another Person if it: (a) owns, directly or indirectly, beneficially or legally, at least 50% of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a Person in a particular jurisdiction) of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the Person.
1.2"Applicable Laws" means any and all applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of Regulatory Authorities (defined below), which may be in effect from time to time, including, without limitation, Sections l0l(a) and 103(a) of the U.S. Consumer Product Safety Improvement Act (CPSIA) for retailers, manufacturers and importers of children's products and the Code of Federal Regulations (CFR), Title 16, Part 1610.
1.3"Change of Control" means, with respect to a Party, the acquisition, directly or indirectly, of beneficial ownership of a percentage of the voting power of such Party sufficient to exercise control over the policies and business decisions of such Party or of all or substantially all of the capital stock, business or assets of such Party (whether by way of merger, sale of stock, sale of assets or otherwise) by any Person.
1.4"[***]" means a [***].
1.5"Confidential Information" means all information provided by or on behalf of one Party ("Disclosing Party") or its Affiliates to the other Party ("Receiving Party") or its Affiliates in connection with this Agreement, which may include, without limitation, information regarding: (a) patent and patent applications; (b) trade secrets; (c) proprietary and confidential information, ideas, techniques, works of authorship, models, inventions, know-how, processes, software programs and information related to the current, future and proposed products, services and business of the Disclosing Party, including, without limitation, information concerning research, experimental work, development, design details and specifications, product formulations, materials costs, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, marketing plans and information the Disclosing Party provides regarding third parties; and (d) all other information that the Receiving Party knew, or reasonably should have known, was the Confidential Information of the Disclosing Party.
1.6"Current Good Manufacturing Practice" or "cGMP" means the then-current standards for Good Manufacturing Practices, as defined in FDA rules and regulations or as defined in another Regulatory Authority's rules and regulations, that apply to the manufacture of the Products, including, without limitation: (a) the United States regulations set forth in Title 1, Section 101-103 of the Consumer Product Safety Improvement Act of 2008, and the Standard for the Flammability of Clothing Textiles, 16 CFR 1611; (b) the corresponding regulation of any other applicable Regulatory Authority; and (c) all additional Regulatory Authority documents that correspond to, replace, amend, modify, supplant or complement any of the foregoing.
1.7"FDA" means the United States Food and Drug Administration or any successor thereto, having the administrative authority to regulate the marketing of human pharmaceutical products, drug delivery systems and devices in the United States.

1.8"Honest IP" means the corporate and trade names, logos, trademark(s), service mark(s), back sheet designs, copyrights and/or other intellectual property owned or licensed by Honest, including any Product concepts, Product ideas, and/or other Product innovations that are independently developed by Honest.
1.9"Honest Unique Materials" means all unique materials that are used to manufacture and package the Products and which cannot otherwise be used by Supplier in the ordinary course of its business as it relates to the type of products manufactured under this Agreement.
1.10“Indices” means the agreed-upon price indices for (1) Fluff Pulp (RISI Index);(2) Non-Woven - Polypropylene (PP); (3) Super Absorbent Poly - Polypropylene (PP); (4) Caustic Soda; and (5) PE - Low Density Polyethylene.1
1.11“Intellectual Property” means the rights of priority, inventions (whether or not patentable), designs, copyrights, trademark rights, trade names, trade secret rights, know-how, goodwill and any other intellectual property or proprietary rights recognized in any country or jurisdiction in the world, at present or hereafter existing, and whether or not filed, perfected or recorded.
1.12"Lead Time" means the time period that begins on the day Supplier receives and accepts a Purchase Order (defined below) for Products from Honest and ends on the date that the Products’ ownership specified on the Purchase Order transferred to Honest.
1.13"Lot" means a defined quantity of raw materials, components and packaging material processed in one process or series of processes so that the resulting Product could be expected to be homogeneous.
1.14"Product" or "Products" means the finished product(s) identified in Exhibit A attached hereto, and which shall be packaged with Honest’s labeling, all in accordance with the Product Specifications (defined below), and which shall include [***].
1.15"Product Specifications" means those specifications, characteristics, formulae, labeling and primary and secondary packaging requirements and standards for a Product set forth on Exhibit B attached hereto, as the same may be amended or supplemented from time to time by mutual written agreement of the Parties.
1.16"Regulatory Authority" means the Consumer Product Safety Commission, the FDA, or the Federal Trade Commission in the United States, the equivalent state or local regulatory authorities or entities within the United States or the equivalent regulatory authorities
__________________
1 NTD: Sources of each index are as follows:
(1)Index: Bl. Kraft Fluff (Untreated) – United States, Publication: Fastmarkets Risi – World Pulp Monthly
(2)Index: PP CDI High, Publication: CDI
(3)Index: C3, Publication: CMA
(4)Index: (i) Caustic Soda (Dry Basis), North America, Diaphragm Grade, Contract Liquid Index (USGC CSLi), Average, FOB US Gulf Coast, US$/Dry Metric Ton and (ii) Caustic Soda (Dry Basis), Northeast Asia, Spot Average,
FOB NE Asia, US$/Dry Metric Ton; Publication: IHS
(5)Index: LLDPE CDI HIGH, Publication: CDI

or entities having the responsibility, jurisdiction and authority to approve the manufacture, use, importation, packaging, labeling, marketing and sale of consumer products in any country other than the United States, including, without limitation, Mexico.
1.17"[***]" means [***].
1.18“Supplier Facility” or “Facilities” means Supplier's or Supplier's Affiliate's manufacturing facilities set forth on Exhibit C attached hereto, as the same may be amended or supplemented from time to time by mutual written agreement of the Parties.
1.19"Supplier Technology" means any concepts, processes, tools, know-how, tests, materials, information, and/or other intellectual property covering and associated with the Products or manufacture of the Products, that is owned or developed by Supplier or its Affiliates prior to commencing or outside of a business relationship with Honest, or which the Supplier or its Affiliates have acquired a license or other right to use prior to commencing or outside of a business relationship with Honest or which Supplier or its Affiliates have otherwise independently developed. Supplier Technology shall exclude the Honest IP.
1.20"Terminated Product" means any Product with respect to which this Agreement is terminated in accordance with Section 7.2 or, if this Agreement is terminated in its entirety, all Products.
1.21"Territory" shall mean [***] and such other countries as may be added by the mutual written agreement of the Parties.
1.22"Third Party" means any Person other than Honest and Supplier and the Affiliates thereof.

ARTICLE 2
SERVICE AND SUPPLY OBLIGATIONS

2.1Manufacture and Supply. Supplier agrees to manufacture and supply to Honest, in accordance with the terms of this Agreement and in a professional and workmanlike manner, the Product in quantities to be set forth on Purchase Orders submitted to Supplier from time to time by Honest.
2.2Forecasting.
(a)Honest shall provide Supplier, [***] with a [***] forecast [***] (the “Forecast”). The Forecast will aim to have a tolerance level of [***].

(b)[***].

(c)Honest will organize monthly Sales & Operations Planning Meetings with Supplier to share and review Forecasts. Honest agrees, on a case by case basis, and at Honest’s discretion, to share [***].
(d)Supplier will use [***] efforts to fulfill any Purchase Order that exceeds any Forecast.

2.3Purchase Orders.
(a)Honest shall provide to Supplier written purchase orders for Product in the form attached hereto as Exhibit D ("Purchase Orders"), and each Purchase Order shall be incorporated herein by reference and governed exclusively by the terms set forth in the Purchase Order and herein. In the event a provision in any Purchase Order is inconsistent with the terms and conditions of this Agreement, the terms of this Agreement shall control.

(b)Starting [***]days after the Effective Date, Honest shall provide Supplier with [***] for Purchase Orders of Products (the “Purchase Orders”).

2.4Honest Unique Materials. All Honest Unique Materials shall be ordered by Supplier as set forth on Exhibit E annexed hereto. Supplier may order [***] so long as Supplier is purchasing such Honest Unique Materials, in order to meet the Forecast, in accordance with the provisions of Exhibit E; provided that, in the event Supplier wishes to exceed the maximum order quantities set forth on Exhibit E, the prior written approval of Honest shall be required.
2.5Excess and Obsolete. Honest and Supplier will establish a quarterly Excess & Obsolete (“E&O”) review to assess the E&O levels of the previous quarter's Honest Unique Materials and other materials and create a program to reduce and prevent potential E&O status for future Honest Unique Materials and other materials, including [***].

2.6Changes to Product Specifications. [***].
2.7Delivery; Shipments; Rejected Goods; Recall; Discontinuance.
(a)Supplier shall deliver to Honest or its designee the specified quantity of Product conforming to the Product Specifications set forth in this Agreement at the delivery destination and by the delivery date specified in a Purchase Order. Supplier agrees to maintain an average monthly on time and in full delivery ("OTIF") performance of [***] during the Term (as defined herein) [***]
(b)Each Party shall notify the other before declaring any recall of, or field corrective action to, any Product supplied to Honest under this Agreement and each Party shall reasonably cooperate with the other in connection with any such recall. Supplier shall indemnify Honest and bear all direct costs relating to the recall and shall reimburse Honest for its direct losses incurred in connection with such a recall to the extent the recall is attributable to a breach of any of Supplier's warranties under this Agreement or is otherwise attributable to a defect in the Products caused by Supplier, including, without limitation, [***]. Honest shall indemnify Supplier and bear all direct costs relating to the recall and shall reimburse Supplier for its direct losses incurred in connection with such recall to the extent the recall is attributable to a breach of any of Honest's warranties under this Agreement or is otherwise attributable to Honest. [***] The Parties shall follow the procedures set forth in Section 6.3 hereof to make any claim for indemnity under this Section 2.7(b).
(c)Supplier shall not discontinue any Product without providing Honest at least [***] advance written notice of the commencement of such discontinuance and agrees that, during such [***] notice period, Honest may purchase an amount of Product equal to [***] the total amount of the applicable Forecast at the time of such notice and Supplier shall use commercially reasonable efforts to supply such amount at the pricing agreed upon herein for such volume of Product. This obligation of Supplier shall continue in the event of a Change of Control of Supplier or Honest.
(d)Honest may inspect any shipments of Product for compliance with Product Specifications or any other Quality Control Procedure (as defined herein) and will notify Supplier if the Product does not meet any Product Specifications, warranty or Quality Control Procedures within [***] days following [***]. In case of quality issues resulting in a Non- Conformity (NC) report, Honest may [***]. If any Products delivered under this Section 2.7 or any Purchase Order are rejected by Honest or classified by Supplier as non-conforming or defective ("Rejected Products") pursuant to the terms hereof, Supplier will request Honest's approval (not to be unreasonably withheld) before [***]. Nothing in this subsection shall prejudice or limit Honest’s rights to pursue any other remedy available to Honest under this Agreement or the law.
(e)Supplier will [***] for the return of any Rejected Product.
(f)[***].

2.8Pricing; Rebates; Payment; Currency.

(a)The prices for Products are [***].
(b)Honest shall receive from Supplier: [***].
(c)Unless otherwise agreed by Honest in writing, Supplier shall invoice Honest for Product ordered at the time of delivery. Invoices shall be payable within [***] of date of delivery. Each invoice shall set forth, in U.S. Dollars, the applicable price for the shipment properly determined in accordance with the provisions of this Agreement. [***].
(d)All amounts due under this Agreement shall be denominated, reported and paid in
U.S. Dollars.
(e)Except as otherwise provided herein, [***] except as authorized by bankruptcy laws.
(f)[***]
(g)Pricing for the Products, as of the Effective Date, shall be as set forth in Exhibit G [***].
2.8    Exclusivity; Right of First Refusal.

(a)[***].

(b)[***].

ARTICLE 3
QUALITY CONTROL AND REGULATORY OBLIGATIONS

3.1Quality Control. Supplier shall maintain and follow a quality control and testing program consistent with the Product Specifications, cGMP and Applicable Laws and comply with the Quality Agreement (the foregoing, collectively, "Quality Control Procedures"). All Product supplied to Honest hereunder shall be manufactured in accordance with cGMP and all Applicable Laws, including, without limitation, all laws and regulations of such territories applicable to the transportation, storage, use, handling and disposal of hazardous materials
(collectively, "Regulatory Standards"). Quality control testing shall include all testing associated with the production of the Product, including but not limited to, incoming component and raw material testing, in process testing and final release testing. Supplier shall furnish Honest with a certificate of analysis for each Lot of Products before releasing shipment to Honest.
3.2Vendor Compliance Statement. Supplier shall execute Honest's Vendor Compliance Statement (the "Compliance Statement"). Supplier will promptly, but in no event [***] later, notify Honest in the event it receives an inquiry or notice from any Regulatory Authority or becomes aware of any potential negative media coverage with respect to the services contemplated in this Agreement, the Products or the Supplier Facilities.

ARTICLE 4 INTELLECTUAL PROPERTY
4.1Intellectual Property Ownership. Supplier shall exclusively own all right, title and interest in and to the Supplier Technology, and Honest shall exclusively own all right, title and interest in and to the Honest IP. To the extent necessary for Honest to exercise its rights in the sale, marketing and distribution of the Products, Supplier hereby grants Honest a fully paid, nonexclusive, royalty-free license to use the Supplier Technology, as applicable and as necessary for Honest to exercise its rights under this Agreement and to market and sell the Products in the ordinary course of its business as contemplated hereunder. The license(s) granted pursuant to this Section 4.1 shall survive termination or expiration of this Agreement only to the extent necessary to market and sell any remaining inventory of Products acquired prior to such termination or expiration. Honest understands and agrees that its use of the Supplier Technology in connection with this Agreement shall not create any right, title or interest in or to such Supplier Technology, including any intellectual property related thereto, and that all such use and goodwill associated therewith shall inure to the benefit of Supplier. It is not the intent of this Agreement to provide for joint developments. If the Parties anticipate any collaborative activities that could result in the creation of intellectual property other than Honest IP or Supplier Technology, the Parties shall, before engaging in such collaborative activities, execute a separate written agreement specifying, inter alia, the objective and scope of such collaboration, as well as ownership and treatment of intellectual property rights resulting therefrom.
4.2Honest IP. Honest grants Supplier the limited right to use the Honest IP during the Term only as necessary to perform its obligations under this Agreement, and for no other purpose. Supplier shall not make use of any Honest IP except as specifically provided for in this Agreement or as authorized in writing by Honest, and all such authorized use shall inure to the benefit of Honest. Supplier understands and agrees that its use of Honest IP in connection with this Agreement shall not create any right, title or interest in or to such Honest IP and that all such use and goodwill associated with such Honest IP shall inure to the benefit of Honest.
4.3Information Pertaining to Products. [***] Supplier agrees to, as soon as reasonably practicable, provide Honest with any of the information set forth in (a)-(f) herein, to the extent Honest requires such information to comply with Applicable Laws related to Product claims:

(a)Finished Product specifications as applicable - physical properties such as dimensional, physical and performance specifications;
(b)complete materials list (including material trade names and any other information or codes needed to identify raw materials used);
(c)performance, stability, efficacy, chemical analysis testing (including dioxin testing) and safety data for all testing protocols;
(d)documentation identifying the supplier for each raw material (including a breakdown of subcomponents);
(e)documentation to support certifications and claims pertaining to any certifications; and
(f)all other information or documentation requested by Honest to comply with Applicable Laws.
4.4Highly Confidential Information. Should Honest require other claim information, or should Supplier deem any claims information to be highly confidential and notify Honest of such, then Supplier agrees to share such information pursuant to a separate disclosure agreement mutually agreed upon by the Parties.

4.5Labels. Honest will be responsible for the labeling, advertising, and distribution of the Products and assumes responsibility for being the “labeler” under Applicable Laws.

4.6 [***].
4.7Further Assurances. Each Party agrees to assist the other Party, or its designee, in every proper way to secure such Party's rights in their intellectual property pursuant to this Article 4, including the execution of all applications, specifications, oaths, assignments and all other instruments which the other Party shall deem necessary to apply for and obtain such rights and to assign and convey to such Party, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Party’s intellectual property.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES

5.1Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

(a)Existence and Power. It is duly organized, validly existing and in good standing under the laws of the State or country in which it is organized.
(b)Due Authorization and Enforcement of Obligations. It has the power and authority and the legal right to enter into this Agreement to perform its obligations hereunder, and it has taken all necessary action on its part to authorize the performance of such obligations. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

(c)No Conflict. The execution and delivery of this Agreement and the performance of such Party's obligations hereunder (i) do not conflict with or violate any requirement of Applicable Laws and (ii) do not conflict with, or constitute a default or require any consent under, any contractual obligation of such Party.
(d)Compliance with Anti-Bribery Laws. In carrying out its responsibilities under this Agreement, each Party will comply with all applicable anti-bribery laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and anti- bribery laws in the countries where such Party has its principal place of business and where such Party conducts activities under this Agreement.
5.1Warranties of Supplier.

(a)Supplier represents and warrants that all Products delivered hereunder shall: (i) conform to the Product Specifications; (ii) be merchantable; (iii) be free of defects in workmanship or material; (iv) be fit for their intended ordinary purposes and for the particular purpose for which they are intended as per their own instructions of use; (v) be free and clear of any and all encumbrances, liens or other Third Party claims; and (vi) be manufactured, packaged, tested, handled, distributed, dispensed and shipped in compliance with all Applicable Laws, the Quality Control Procedures and the Regulatory Standards.
(b)Supplier warrants that it will maintain all Product certifications in good standing and will maintain trademark licensing agreements for Third Party certifiers. Supplier will provide Honest with copies of such certifications as reasonably requested by Honest.
(c)Supplier warrants that the Supplier Facilities comply in all material respects with all Applicable Laws, are in good standing with any required or applicable Regulatory Authority, are fully compliant with cGMP and that all employees working on the Products whose responsibilities involve work which must be performed under cGMP standards have been properly trained in the requirements of those standards.
(d)Infringement. Supplier represents, warrants and covenants to Honest that, except for the Honest IP, and only within the Territory, it owns or possesses sufficient legal rights to all: (a) patents, patent applications and inventions; (b) trademarks, service marks, trade names, trade dress, logos, registrations and applications for registration thereof, together with all of the goodwill associated therewith; (c)copyrights (registered or unregistered) and copyrightable works and registrations and applications for registrations thereof; (d) trade secrets and other confidential information; and (e) licenses, information and proprietary rights and processes in each case necessary for its business as now conducted and as presently proposed to be conducted without any conflict with, or infringement of, the rights of others. Supplier further represents, warrants and covenants to Honest that Supplier will not, in the course of performing obligations hereunder, infringe or misappropriate, and none of the Products, the Supplier Technology used in the Products or any element thereof will infringe or misappropriate, any intellectual property of any Person in the Territory.
5.2Warranties of Honest. Honest represents, warrants and covenants to Supplier and only within the Territory that, with respect to the Honest IP, it owns or possesses sufficient legal rights to all: (a) patents, patent applications and inventions; (b) trademarks, service marks, trade names, trade dress, logos, registrations and applications for registration thereof; (c) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registrations thereof; and (d) trade secrets and other confidential information. Honest further represents, warrants and covenants to Supplier that the Honest IP does not infringe or misappropriate any intellectual property of any Person in the Territory.

ARTICLE 6 INDEMNIFICATION

6.1Supplier Indemnity. Supplier agrees to indemnify, hold harmless, and defend Honest and its Affiliates and sub-licensees, and their respective directors, officers, employees and agents (the "Honest Indemnitees"), from and against any and all claims, costs, expenses, liabilities, damages, losses and harm (including reasonable attorneys' fees and expenses regardless of outcome) ("Losses") arising out of or resulting from any Third Party costs, suits, claims, actions or demands (collectively, "Claims") resulting from or caused by: (a) Supplier's manufacture or supply of the Products as provided for in this Agreement; (b) Supplier's gross negligence, recklessness or willful misconduct of any Supplier Indemnitee (as defined herein); or Supplier's breach of its obligations, covenants, warranties or representations under this Agreement, including, without limitation, those set forth in Section 5.2 hereof, except in each case to the extent caused by any Honest Indemnitee.
6.2Honest Indemnity. Honest agrees to indemnify, hold harmless, and defend Supplier and its Affiliates and sub-licensees, and their respective directors, officers, employees and agents (the "Supplier Indemnitees") from and against any and all Losses arising out of or resulting from any Claims resulting from or caused by: (a) any Honest Indemnitee; or (b) Honest's breach of its obligations, covenants, warranties or representations under this Agreement, except in each case to the extent caused by any Supplier Indemnitee.
6.3Indemnification Procedures. The indemnified Party shall provide the indemnifying Party with prompt notice of any Claim asserted by a Third Party which may give rise to indemnification obligations pursuant to this Article 6 and the exclusive right to defend (with the reasonable cooperation of the indemnified Party) or settle any such claim; provided, however, that the indemnifying Party shall not enter into any settlement without the indemnified Party's prior written consent, such consent not to be unreasonably withheld. The indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying Party.
6.4Insurance. Supplier, at its sole cost and expense, will maintain appropriate insurance including, but not limited to, Commercial General Liability Insurance with Broad Form Contractual Liability; premises, operations coverage including products and completed operations and Personal Injury/Property Damage Coverage, with limits of not less than[***]. Supplier agrees coverage will remain in place until one (1) year after this Agreement ends. A Certificate of Insurance indicating such coverage will be delivered to Honest upon execution of this Agreement. The Certificate will (a) indicate that the policy will not change or terminate without at least [***] notice to Honest, (b) indicate that Honest shall be listed as an additional insured on the commercial general liability policy and (c) indicate that the insurer waives its subrogation rights against Honest.
6.5LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS PARAGRAPH IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER THIS ARTICLE 6, OR DAMAGES AVAILABLE FOR BREACHES OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN ARTICLE 8.

ARTICLE 7

TERM AND TERMINATION

7.1Term. This Agreement shall commence on the Effective Date and continue until January 1, 2027 unless earlier terminated by either Party in accordance with this Article 7 (the "Initial Term"). Assuming the Agreement is not otherwise terminated, at least six (6) months prior to the end of the then-current term, both Parties agree to discuss and determine whether this Agreement shall be renewed for an additional year (a "Renewal Term"). Thereafter, and upon the Parties’ mutual agreement, the Agreement shall be renewed for such Renewal Term. The Initial Term and the Renewal Term(s) shall be collectively referred to as the "Term."

7.2Termination for Material Breach. Either Party shall have the right to terminate this Agreement (a) in its entirety or (b) in part with respect to an individual Product(s), if a material breach pertains to such Product(s) (in such case, a "Terminated Product"), in each case, upon written notice to the other Party, if the other Party commits any material breach of this Agreement that such breaching Party fails to cure within thirty (30) days following written notice from the non-breaching Party specifying such breach.
7.3Termination for Bankruptcy. Either Party may immediately terminate this Agreement upon the occurrence of either of the following: (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the other Party in an involuntary case under any applicable national, federal or state insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or (b) the filing by the other Party of a petition for relief under any applicable national, federal or state insolvency or other similar law.
7.4Termination upon a Change of Control. Honest shall be permitted to terminate the Agreement with twelve (12) months’ prior written notice, in the event that a Change of Control of Honest has occurred at any time during the Term.
7.5Certain Obligations Upon Termination. In the event this Agreement is terminated under this Section 7, Honest agrees to purchase from Supplier any remaining Products and Honest Unique Materials at Supplier's cost.
7.6Surviving Obligations. Termination or expiration of this Agreement shall not (a) affect any other rights of either Party which may have accrued up to the date of such termination or expiration or (b) relieve Honest of its obligation to pay to Supplier sums due in respect of Product delivered prior to termination or expiration of this Agreement. The provisions of Sections 3.1, 4.1, 4.2, 4.6, 5.2(a), 5.2(c), 5.3 and Articles 6, 8 and 10 shall survive the termination or expiration of this Agreement.

ARTICLE 8 CONFIDENTIALITY
8.1Confidentiality Obligations. During the term of this Agreement and for a period of [***] thereafter (except for trade secrets, in which case the Receiving Party will maintain confidentiality for as long as such Confidential Information remains a trade secret), a Receiving Party hereunder will maintain all Confidential Information as confidential and will not disclose any Confidential Information or use any Confidential Information for any purpose, except: (a) as expressly authorized by this Agreement; (b) as expressly authorized by the Disclosing Party in writing; (c) as permitted by Section 8.3; or (d) to its employees, agents, consultants, authorized subcontractors and other representatives who require access to such information to accomplish the purposes of this Agreement (“Representatives”), so long as such Representatives are bound by obligations regarding the confidentiality of the Confidential Information that are consistent with, and no less protective to the Disclosing Party than, the terms of this Agreement. The Receiving Party may use the Confidential Information only to the extent required to accomplish the purposes of this Agreement. The Receiving Party will use at least the same standard of care as it uses to protect its own confidential information to ensure that its Representatives do not disclose or make any unauthorized use of the Confidential Information, but in no event less than reasonable care. The Receiving Party shall remain liable to the Disclosing Party for any actions of its Representatives with respect to the Disclosing Party’s Confidential Information and for compliance by such Representatives with all the obligations hereunder.
8.2The Receiving Party will not have any obligations under this Agreement with respect to a specific portion of the Confidential Information if the Receiving Party can demonstrate with competent evidence that such Confidential Information:
(a)was in the public domain at the time it was disclosed to the Receiving Party;

(b)entered the public domain subsequent to the time it was disclosed to the Receiving Party, through no fault of the Receiving Party;
(c)was in the Receiving Party's possession free of any obligation of confidence at the time it was disclosed to the Receiving Party;
(d)was rightfully communicated to the Receiving Party free of any obligation of confidence subsequent to the time it was disclosed to the Receiving Party; or
(e)was developed by employees or agents of the Receiving Party who had no access to any Confidential Information.
8.3Authorized Disclosure. Notwithstanding Section 8.1, a Receiving Party may disclose Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is required by Applicable Laws or by a valid order of a court or other governmental body having jurisdiction, provided that the Receiving Party gives reasonable prior written notice to the Disclosing Party of such required disclosure and, at the request and expense of the Disclosing Party, cooperates with the Disclosing Party's efforts to obtain a protective order preventing or limiting the disclosure, requiring that the Confidential Information so disclosed be used only for the purposes for which the law or order requires, and/or to obtain other confidential treatment of the Confidential Information so disclosed.

ARTICLE 9 CONTINUOUS IMPROVEMENT

9.1The Continuous Improvement program aims to generate cost savings and productivity gains [***].
9.2Qualifying cost reduction initiatives require cooperation between Honest and Supplier, and any such projects must be qualified, quantified, and agreed upon before implementation. [***].
9.3These projects may include [***].
9.4[***].

ARTICLE 10 GENERAL TERMS

10.1Independent Contractors; Subcontractors.
(a)In fulfilling its obligations under this Agreement, each Party shall be acting as an independent contractor. Neither Party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party.
(b)In the event Supplier determines that a subcontractor is required to fully manufacture any of the Products under this Agreement, Supplier shall (i) seek Honest's prior written approval of such subcontractor (such approval not to be unreasonably withheld) and (ii) upon such approval, require such subcontractor to comply with the terms and conditions of this Agreement, including, without limitation, the Regulatory Standards and the Compliance Statement. Supplier shall hold Honest harmless from any loss or liability incurred by Honest as a result of Supplier's failure to comply with this Section 10.l(b). Supplier shall be liable for any acts or omissions of any subcontractor to the same extent as if they were the acts or omissions of Supplier.
10.1Publicity. Supplier shall not make any announcement, take or release any photographs (except for its internal operation purposes for performance under this Agreement) or release any information concerning this Agreement or any part thereof or with respect to its business relationship with Honest to any member of the public, press, any business entity or any official body, except as required by Applicable Laws, unless prior written consent is obtained from Honest (not to be unreasonably withheld).
10.2Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or via internationally recognized overnight delivery, or by registered or certified mail (postage prepaid, return receipt requested), by electronic mail (e-mail) or by facsimile with confirming letter sent by mail as provided above, to the address for each Party set forth on the first page hereof, in the case of Honest, to the attention of the General Counsel, and in the case of Supplier, to the attention of Head of Legal, Americas Division, with a copy to General Manager, North America (or, in each case, at such other address for which such Party gives notice hereunder).
10.3Governing Law; Venue; Dispute Resolution. This Agreement is made in accordance with and shall be governed by and construed under the laws of the State of California, without regard to its conflicts of law principles. If a dispute arises from or relates to this Agreement, or the breach thereof, or in respect of any legal relationship associated with or derived from this Agreement, including matters of intellectual property, and if the dispute cannot be settled through good faith negotiations between the Parties within [***] days, the Parties agree to endeavor first to settle the dispute by mediation administered by JAMS. A request for mediation under this Agreement shall be transmitted by the requesting Party in writing after the expiration of the [***] day negotiation period, under the notice provisions of this

Agreement. Mediation under this Agreement shall be completed within [***] days after transmittal of a request for mediation, or as soon as reasonably practicable thereafter.
Any and all disputes arising out of or in connection with this Agreement, or the breach thereof, or in respect of any legal relationship associated with or derived from this Agreement, including matters of intellectual property, which are not resolved through mediation within the allotted time period, shall be arbitrated and finally resolved by and in accordance with the JAMS Comprehensive Arbitration Rules & Procedures (“JAMS Rules”), modified as follows:
(a)The place of the arbitration shall be the JAMS location at 555 West Fifth Street, Los Angeles, California 90013, or the closest JAMS location then existing in Los Angeles;
(b)Either Party may notify JAMS in writing to commence the arbitration proceeding under JAMS Rule 5;
(c)JAMS Rule 7 shall be modified as follows: Within [***] days following the commencement initiation of the proceeding, the Parties shall select a mutually acceptable independent, impartial and conflicts-free arbitrator with prior judicial experience as a trial court judge to preside in the resolution of all issues in this proceeding ("Arbitrator"). If the Parties are unable to agree on a mutually acceptable Arbitrator within such period, each Party will select one (1) independent, impartial and conflicts-free Arbitrator and those two (2) Arbitrators will select a third independent, impartial and conflicts-free Arbitrator within [***] thereafter. None of the Arbitrators selected may be current or former employees, officers or directors of either Party or its Affiliates;
(d)JAMS Rule 17(b) shall be modified to allow each Party to take up to three (3) depositions of an opposing Party or individuals under the control of the opposing Party; and
(e)The Parties shall share equally in the payment of all administrative fees and costs for any mediation and/or arbitration before JAMS (including the mediator's fee and the Arbitrator's fee, as applicable). The judgment on any award rendered by the Arbitrator may be entered in any court having jurisdiction thereof; provided, however, that each party will have a right to seek injunctive or other equitable relief in a federal or state court located in the State of California, County of Los Angeles. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.
10.4Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire, final, complete and exclusive agreement between the Parties and supersedes all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement and all other subsequent agreements or representations (including invoices) unless otherwise agreed upon in writing. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each Party. Exhibits attached hereto may be modified, substituted and updated only by mutual written agreement of the Parties.

10.5Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party's reasonable control, including, but not limited to, Acts of God, other natural forces or war. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party seeking relief has not caused such event(s) to occur. Notice of a Party's failure or delay in performance due to force majeure must be given to the other Party within [***] after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure.

10.6Assignment. Any attempted assignment or transfer of the rights or delegation of the obligations under this Agreement shall be void without the prior written consent of the non- assigning or non-delegating Party; provided, however, that Honest may assign or transfer its rights or delegate its obligations under this Agreement without such consent to an Affiliate of Honest or in the event of a Change of Control of Honest. In the case of any permitted assignment or transfer of, or delegation under, this Agreement, including by or through any Change of Control, this Agreement shall be binding upon, and inure to the benefit of, the successors, transferees, executors, heirs, representatives, administrators and assigns of the Parties hereto, and any acquirer, assignee, successor, Person being delegated to or other direct or indirect transferee by or through a Change of Control shall agree in writing to be so bound to perform under the same terms and conditions of this Agreement.

10.7Construction. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, and the use of any gender will be applicable to all genders. Unless used in combination with the word "either," the word "or" is used throughout this Agreement in the inclusive sense (and/or). Unless expressly provided otherwise, references to Sections are references to Sections of this Agreement. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term "including" as used in this Agreement will mean including, without limiting the generality of any description preceding such term. No rule of strict construction will be applied against either Party.
10.8Severability. In the event that any provision or term of this Agreement as applied to either Party or to any circumstances shall be adjudged by a court to be void, invalid, illegal, unconscionable (procedurally and/or substantively), or unenforceable, such determination shall in no way affect: (a) any other provision of this Agreement; (b) the application of such provision or term in any other circumstances; or (c) the validity or enforceability of this Agreement as a whole; provided, however, that if the provision or term declared void, invalid, illegal or unenforceable is material to a Party for whom such provision or term provided a benefit or protection, such Party can seek other remedies, including, without limitation, rescission or reformation, based on the term being declared void, invalid, illegal or unenforceable.

10.9Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance.

10.10Counterparts. This Agreement may be executed by exchange of signature pages by facsimile and/or other "electronic signature" (as defined in the Electronic Signatures in Global and National Commerce Act of 2000) in a manner agreed upon by the Parties hereto; and/or in any number of counterparts, each of which shall be an original as against any Party whose signature appears thereon and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

THE HONEST COMPANY, INC.	Valor Brands LLC
By: /s/ Dave Loretta	By: /s/ Paul Wood
Name: Dave Loretta	Name: Paul Wood
Title: EVP & CFO	Title: President, North America
Date: 1/4/2024	Date: 1/4/2024

EXHIBIT
A (Pricing)

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EXHIBIT B (Product Speciﬁcations)

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EXHIBIT C (Manufacturing Facilities)

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EXHIBIT D (Form of Purchase Order)

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EXHIBIT E (Honest Unique Materials)

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EXHIBIT F ([***])

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EXHIBIT G ([***])